UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2019

PTC THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Court South Plainfield, NJ	07080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 222-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 22, 2019, PTC Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, as the sole underwriter (the “Underwriter”), to issue and sell to the Underwriter 6,720,000 shares of the Company’s common stock (the “Shares”) in a public offering pursuant to a Registration Statement on Form S-3 (File No. 333-220151) (the “Registration Statement”) and a related prospectus supplement filed with the Securities and Exchange Commission (the “SEC”), at a public offering price of $30.20 per share (the “Offering”).  The Company also granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 1,008,000 shares of its common stock at the public offering price less underwriting discounts and commissions.  The Company estimates that the net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $199.1 million (or approximately $229.0 million if the Underwriter exercises in full its option to purchase additional shares). The closing of the Offering took place on January 25, 2019.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, conditions to closing, indemnification obligations of the Company and the Underwriter and termination and other customary provisions.

The above description of the Underwriting Agreement is qualified in its entirety by reference thereto, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.  Other Events.

On January 23, 2019, the Company announced the pricing of the Shares sold in the Offering.  The full text of the press release issued in connection with the announcement is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion with respect to the Shares sold in the Offering. A copy of such opinion, including the consent included therein, is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 22, 2019, by and between PTC Therapeutics, Inc. and RBC Capital Markets, LLC, as the Underwriter
5.1	Opinion of Wilmer Cutler Pickering Hale & Dorr LLP
23.1	Consent of Wilmer Cutler Pickering Hale & Dorr LLP (included in Exhibit 5.1)
99.1	Press release issued by PTC Therapeutics, Inc. on January 23, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC THERAPEUTICS, INC.

Date: January 25, 2019	By:	/s/ Mark E. Boulding
Name: Mark E. Boulding
Title: Executive Vice President Chief Legal Officer and Assistance Secretary